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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the use of our report dated February 24, 1998 except for Note 18, as to which the date is September 30, 1998, with respect to the supplemental consolidated financial statements of BEA Systems, Inc. included in this current report on Form 8-K/A.

                                       /s/ Ernst & Young LLP
                                       ---------------------------------------
                                          ERNST & YOUNG LLP

Palo Alto, California
October 22, 1998